Exhibit 21

Active Subsidiaries

Subsidiary Information System

As of: February 18, 2010

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant (degree of remoteness from the registrant is shown by indentations), except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parenthesis.

Academia de Negocios S/C Ltda.

Administradora Dart, S. de R.L. de C.V.

Armand Dupree, Inc.

Auburn River Realty Company

Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.

Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.

Avroy Shlain Cosmetics (Pty) Ltd.

BBVA Bancomer Trust

BC International Cosmetic & Image Services, Inc.

BeautiControl Cosméticos Do Brasil Ltda.

BeautiControl Mexico, S. de R.L.

BeautiControl, Inc.

CAV Sul Centro de Apoio de Vendas de Produtos Pessoais e Artigos para

Centro de Distribuicao Mineira de Produtos de Plastico Ltda.

Centro de Distribuicao RS Ltda.

Centro Oeste Distribuidora de Produtos Plasticos Ltda.

CH Laboratories Pty Ltd

Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.

Cosmetic Manufacturers Pty. Ltd.

Dart Argentina S.A.

Dart de Venezuela, C.A.

Dart Distribucion, S. de R.L. de C.V.

Dart do Brasil Industria e Comercio Ltda.

Dart Far East Sdn. Bhd.

Dart Industries (New Zealand) Limited

Dart Industries Hong Kong Limited

Dart Industries Inc.

Dart Latin America Financing LLC

Dart Manufacturing India Pvt. Ltd.

Dart, S.A. de C.V.

Dartco Manufacturing Inc.

Deerfield Land Corporation

Diecraft Australia Pty. Ltd.

Distribuidora Baiana de Produtos Plasticos Ltda

Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.

Distribuidora Comercial Paulista de Plasticos Ltda.

Distribuidora Esplanada de Produtos Plasticos Ltda

FC Mexican Consulting, S. de R.L. de C.V.

Fuller Beauty Cosmetics de México, S.de R.L.de C.V.

Fuller Beauty Cosmetics S. de RL de CV

Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.

Fuller Cosmetics - Venda Direta de Cosmeticos Ltda.

Active Subsidiaries

Subsidiary Information System

As of: February 18, 2010

Fuller Cosmetics SA de CV

Fuller Life Direct Selling Philippines, Inc.

Fuller Mexicana Holdings S de RL de CV

House of Fuller Argentina SA

House of Fuller S de RL de CV

Inmobiliaria Meck-Mex SA de CV

International Investor, Inc.

Japan Tupperware Co., Ltd.

JLH Properties, Inc.

Latin America Investments, Inc.

NaturCare Japan KK

Newco Logistica e Participacoes Ltda.

NM Holdings (New Zealand)

Nuage Cosmetics (Botswana) (Proprietary) Ltd.

Nuage Cosmetics (Proprietary) Ltd. (Swaziland)

NuMet Holdings Pty. Ltd.

Nutri-Metics (Brunei) Sdn. Bhd

Nutrimetics Australia Pty. Ltd.

Nutrimetics France SNC

Nutri-Metics Holding France SNC

Nutri-metics International (Greece) A.E.

Nutrimetics International (NZ) Limited

Nutrimetics International (Thailand) Ltd.

Nutrimetics International (UK) Limited

Nutri-metics Worldwide (M) Sdn. Bhd. (Malaysia)

Nuvo Cosmeticos S.A.

Osceola Corporate Center

Premiere Korea Ltd.

Premiere Manufacturing, Inc.

Premiere Products Brands of Canada, Ltd.

Premiere Products Mexico, S. de R.L.

Premiere Products, Inc.

Probemex SA de CV

PT Tupperware Indonesia

Sara Lee Direct Selling (Swaziland) (Proprietary) Ltd.

Servicios Administrativos Fuller, S. de R.L. de C.V.

Servicios De Administracion Integral de Personal, S. de R.L.

Swissgarde (Uganda) Ltd.

Swissgarde (Zambia) (Proprietary) Ltd

Swissgarde (Kenya) Ltd.

Swissgarde (Namibia) (Proprietary) Ltd.

Swissgarde (Proprietary) Ltd. (South Africa)

Swissgarde (Tanzania) Ltd

Swissgarde Lesotho (Pty) Ltd.

Tupperware (China) Company Limited

Tupperware (Portugal) Artigos Domesticos, Lda.

Tupperware (Suisse) SA

Tupperware (Thailand) Limited

Active Subsidiaries

Subsidiary Information System

As of: February 18, 2010

Tupperware Articulos Domesticos, S.L.

Tupperware Asia Pacific Holdings Private Limited

Tupperware Assets Management Sarl

Tupperware Australia Pty. Ltd.

Tupperware Belgium N.V.

Tupperware Brands Corporation

Tupperware Brands Mexico, S. de R.L. de C.V.

Tupperware Childrens Foundation

Tupperware China, LLC

Tupperware Czech Republic, spol. s.r.o.

Tupperware d.o.o.

Tupperware de Costa Rica, S.A.

Tupperware de El Salvador, S.A. de C.V.

Tupperware de Guatemala, S.A.

Tupperware Del Ecuador Cia. Ltda.

Tupperware Deutschland GmbH

Tupperware Distributors, Inc.

Tupperware Egypt Ltd

Tupperware Espana, S.A.

Tupperware Export Sales, Ltd.

Tupperware Finance Company B. V.

Tupperware Finance Holding Company B.V.

Tupperware France S.A.

Tupperware General Services N.V.

Tupperware Global Center SARL

Tupperware Hellas S.A.I.C.

Tupperware HK Procurement Limited

Tupperware Holdings Corporation

Tupperware Holdings South Africa (Pty) Ltd

Tupperware Home Parties Corporation

Tupperware Honduras, S. de R.L.

Tupperware Iberica S.A.

Tupperware India Private Limited

Tupperware International Capital Limited

Tupperware International Holdings BV

Tupperware International Holdings Corporation

Tupperware Israel Ltd.

Tupperware Italia S.p.A.

Tupperware Luxembourg S.ar.l.

Tupperware Morocco

Tupperware Nederland B.V.

Tupperware New Zealand Staff Superannuation Plan

Tupperware Nordic A/S

Tupperware Osterreich G.m.b.H.

Tupperware Panama, S.A.

Tupperware Polska Sp.z.o.o

Tupperware Products S.A.

Tupperware Products, Inc.

Active Subsidiaries

Subsidiary Information System

As of: February 18, 2010

Tupperware Services GmbH

Tupperware Services, Inc.

Tupperware Singapore Pte. Ltd.

Tupperware Slovakia s.r.o.

Tupperware Southern Africa (Proprietary) Limited

Tupperware Southern Europe,Africa and Middle East, S.L.

Tupperware Subsidiary Holdings, Inc. (DE)

Tupperware Trading Ltd.

Tupperware Turkey, Inc.

Tupperware U.K. Holdings, Inc.

Tupperware U.S., Inc.

Tupperware Ukraine, LLC

Tupperware United Kingdom & Ireland Limited

Tupperware, Industria Lusitana de Artigos Domesticos, Limitada

Tupperware, Ltd.

Tupperware.com, Inc.

TWP S.A.

Uniao Norte Distribuidora de Produtos Plasticos Ltda

Uniao Sul Comercial

Ventas Fuller, S. de R.L. de C.V.